Monthly Insight

AUG 31, 2012	The China Fund, Inc. (CHN)

Investment Objective

The investment objective of the Fund is to achieve long term capital appreciation. The Fund seeks to achieve its objective through investment in the equity securities of companies and other entities with significant assets, investments, production activities, trading or other business interests in China or which derive a significant part of their revenue from China.

The Fund has an operating policy that the Fund will invest at least 80% of its assets in China companies. For this purpose, ‘China companies’ are (i) companies for which the principal securities trading market is in China; (ii) companies for which the principal securities trading market is outside of China or in companies organized outside of China, that in both cases derive at least 50% of their revenues from goods or services sold or produced, or have at least 50% of their assets in China; or (iii) companies organized in China. Under the policy, China will mean the People’s Republic of China, including Hong Kong, and Taiwan. The Fund will provide its stockholders with at least 60 days’ prior notice of any change to this policy.

Performance Overview

Performance History	1 month	3 months	YTD	1 Year	3 Years (p.a.)	5 Years (p.a.)	10 Years (p.a.)	Since Inception (p.a.)

NAV (%)	-1.05	0.25	1.81	-11.87	7.31	0.53	17.94	10.41
Market price (%)	-1.75	-0.70	3.90	-13.11	6.40	2.12	19.07	9.39
Benchmark (%)	-0.48	3.31	6.27	-4.94	4.64	-1.44	10.80	N/A

Performance History	2011	2010	2009	2008	2007	2006	2005	2004
NAV (%)	-24.37	27.25	72.82	-46.95	86.20	57.10	6.09	3.80
Market price (%)	-27.51	23.60	72.19	-40.65	50.24	65.67	-21.51	-9.95
Benchmark (%)	-18.36	13.60	67.12	-49.37	37.97	39.50	10.27	14.27

Source : State Street Bank and Trust Company. Source for index data: MSCI as at August 31, 2012

Portfolio Analysis

Sector allocation (%)	Country allocation (%)

Source : State Street Bank and Trust Company as at August 31, 2012	*China includes A-shares, A-share equity linked securities, B-shares and H-shares

The China Fund, Inc. (CHN)

Portfolio Analysis (continued)

Top 10 Holdings	Sector	%	Direct Investments	Sector	%
TAIWAN SEMICONDUCTOR MANUFACTURING CO., LTD.	I.T.	5.3	CHINA BRIGHT	HEALTH CARE	4.0
CHINA MEDICAL SYSTEM HOLDINGS, LTD.	HEALTH CARE	4.4	ZONG SU FOODS	CON. STAPLES	4.0
HAND ENTERPRISE SOLUTIONS CO., LTD.	I.T.	4.2	CHINA SILICON CORP., SERIES A PREFERRED	I.T.	0.0
TAIWAN FAMILYMART CO., LTD.	CON. DISC.	4.1	CHINA SILICON CORP., COMMON STOCK	I.T.	0.0
CHINA BRIGHT	HEALTH CARE	4.0
CHINA MOBILE, LTD.	TELECOM	4.0
DIGITAL CHINA HOLDINGS, LTD.	I.T.	4.0
ZONG SU FOODS	CON. STAPLES	4.0
CHINA EVERBRIGHT INTERNATIONAL, LTD.	INDUSTRIALS	3.4
INDUSTRIAL & COMMERCIAL BANK OF CHINA	FINANCIALS	2.9
Total		40.3	Total		8.0

Source : State Street Bank and Trust Company as at August 31, 2012

Fund Details

NAV	$23.67
Market price	$21.31
Premium/Discount	-9.97%
Market cap	US$347.8m
Shares outstanding	16,319,049
Exchange listed	NYSE
Listing date	July 10, 1992
Benchmark	MSCI Golden Dragon Index (Total Return)
Fund Manager	Christina Chung
Listed and direct investment manager	RCM Asia Pacific Limited

Source : State Street Bank and Trust Company as at August 31, 2012

Dividend History (10 years)

Declaration date	Ex-dividend date	Record date	Payable date	Dividend/Share	Income	Long-term Capital	Short-term Capital
8 Dec 2011	21 Dec 2011	23 Dec 2011	29 Dec 2011	2.99640	0.17420	2.82220	0.00000
8 Dec 2010	21 Dec 2010	24 Dec 2010	29 Dec 2010	2.27420	0.37460	1.89960	0.00000
9 Dec 2009	22 Dec 2009	24 Dec 2009	29 Dec 2009	0.25570	0.25570	0.00000	0.00000
8 Dec 2008	22 Dec 2008	24 Dec 2008	23 Jan 2009	5.81740	0.48130	5.33610	0.00000
7 Dec 2007	19 Dec 2007	21 Dec 2007	25 Jan 2008	12.12000	0.28000	9.00000	2.84000
8 Dec 2006	19 Dec 2006	21 Dec 2006	29 Dec 2006	4.01170	0.29960	2.73090	0.98120
9 Dec 2005	19 Dec 2005	21 Dec 2005	29 Dec 2005	2.51190	0.21720	2.29470	0.00000
13 Dec 2004	20 Dec 2004	22 Dec 2004	7 Jan 2005	3.57010	0.19630	3.26640	0.10740
19 Dec 2003	29 Dec 2003	31 Dec 2003	15 Jan 2004	1.78000	0.07000	0.67000	1.04000
17 Dec 2002	23 Dec 2002	26 Dec 2002	15 Jan 2003	0.21437	0.06397	0.00069	0.14971

Source : State Street Bank and Trust Company as at August 31, 2012

2

The China Fund, Inc. (CHN)

The China Fund Inc. NAV Performance of US$10,000 since inception (with dividends reinvested at NAV price)

Past performance is not a guide to future returns.

Source : State Street Bank and Trust Company as at August 31, 2012

The China Fund Inc. Premium / Discount

Past performance is not a guide to future returns.

Source : State Street Bank and Trust Company as at August 31, 2012

3

The China Fund, Inc. (CHN)

Manager’s Commentary

Market review

August was a busy month for the release of first half 2012 earnings results. Although most of the results were very weak and generally below market expectations, there was only a limited impact on share prices, suggesting that investors had already discounted most of these poor earnings data. The Hong Kong equity market traded in a narrow range throughout the month on light volume. With the worse-than-expected China macroeconomic data, investors were disappointed by the lack of policy actions from the Chinese government to support economic growth. Meanwhile, weak A-shares market performance also undermined investors’ sentiment in H-shares.

The Taiwan equity market was one of the top performing markets in Asia Pacific during the month of August, finally reversing the declining trend since February this year. The market rallied strongly during the first half of the month, mainly driven by a bottoming of earning revisions in some tech / I.T. names and expectations of good momentum in Q4. However, the TWSE retreated after a number of notebook / P.C. makers gave a cautious annual shipment outlook. The economic weakness in China and Europe also weighed negatively on market sentiment. At the macroeconomic level, the 8th Cross Strait Conference showed some signs of further cooperation with China.

Fund review

In August, the Fund underperformed relative to the benchmark mainly as a result of stock selection in the information technology and consumer staples sectors.

The main detractors during the month were Hiwin Technologies and Hand Enterprises. The share price of Hiwin fell amidst a delay in capital expenditure by Chinese companies given the weak macroeconomic outlook. While the share price is likely to remain weak in the short term, we believe that its structural story on the industry automation trend remains intact. There was no particular negative news flow surrounding the other main detractor, Hand Enterprises, which saw its share price stabilize in early September after the correction in August.

The top contributors for the month were China Medical Systems and Focus Media. China Medical Systems, a pharmaceutical and medical products manufacturer, delivered resilient first half earnings for 2012, which triggered a further advance in its share price in August. The share price of Focus Media, an advertising network operator, surged on news of its proposed privatization.

Outlook

The China economy has shown further signs of deterioration. Yet, government policy actions to support economic growth have so far been limited. As such, while valuations are attractive, we would expect the market to remain range bound in the short term until there are signs that the China economy bottoms out. Recent indicators suggest that the employment situation could have begun to worsen in China and if this continues, it is likely to trigger more policy easing over the course of the year.

During the past three months, we have seen funds flowing out of the I.T. / tech sector into non-tech related names in Taiwan, mainly due to the concern of disappointing corporate earnings against the backdrop of a global economic slowdown. Over the longer term, we remain cautious on the Taiwan I.T. sector. The increasing bargaining power of the two major customers, Apple and Samsung, will continue to impact profit margins of Taiwan I.T. companies. Specialization in hardware manufacturing also limits the competitiveness of Taiwan I.T. firms, given the increasing added value by software producers amid the popularity of cloud computing. We remain cautious on the Taiwan market.

Source : RCM Asia Pacific Limited as at August 31, 2012

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The China Fund, Inc. (CHN)

Portfolio Holdings

CUSIP	Security Description	Cost Base	Base MV	Shares	Percentage of Net Assets
688910900	Taiwan Semiconductor Manufacturing Co., Ltd.	19,343,474.00	20,319,515.00	7,306,000	5.3
B6WY99909	China Medical System Holdings, Ltd.	2,356,762.00	16,985,446.00	32,211,300	4.4
B3VN92906	HAND Enterprise Solutions Co., Ltd.	1,793,494.00	16,254,392.00	6,369,715	4.2
644094906	Taiwan FamilyMart Co., Ltd.	3,793,543.00	15,748,117.00	3,208,652	4.1
ACI007Y93	China Bright	14,969,436.00	15,636,921.00	14,665,617	4.0
607355906	China Mobile, Ltd.	15,654,256.00	15,596,457.00	1,461,000	4.0
635186901	Digital China Holdings, Ltd.	17,914,700.00	15,451,367.00	9,603,000	4.0
ACI0090H8	Zong Su Foods	15,000,034.00	15,307,086.00	2,677	4.0
663094902	China Everbright International, Ltd.	12,183,629.00	13,199,064.00	26,730,000	3.4
B1G1QD902	Industrial & Commercial Bank of China	14,742,307.00	11,224,243.00	20,630,000	2.9
633393905	Enn Energy Holdings, Ltd.	744,584.00	10,642,188.00	2,680,000	2.8
B00G0S903	CNOOC, Ltd.	11,883,847.00	10,570,073.00	5,547,000	2.8
B3ZVDV905	Sinopharm Group Co., Ltd.	6,363,867.00	9,698,173.00	3,051,600	2.5
99ZMCS903	Kweichow Moutai Co., Ltd.	8,981,307.00	8,715,275.00	251,649	2.2
629099904	WT Microelectronics Co., Ltd.	8,888,528.00	8,498,644.00	7,335,530	2.2
670039007	Uni-President Enterprises Corp.	1,609,768.00	8,471,430.00	5,291,508	2.2
B2R2ZC908	CSR Corp., Ltd.	9,248,041.00	8,281,670.00	12,212,000	2.2
685992000	Sun Hung Kai Properties, Ltd.	7,377,624.00	7,626,420.00	588,000	2.0
674842901	Ruentex Development Co., Ltd.	3,423,335.00	7,402,034.00	4,416,301	1.9
17307D352	Wuliangye Yibin Co., Ltd. Access Product	3,118,593.00	7,204,202.00	1,403,507	1.9
B01CT3905	Tencent Holdings, Ltd.	6,391,568.00	7,150,131.00	234,200	1.9
970LGE904	Zhengzhou Yutong Bus Co., Ltd.	7,126,648.00	6,930,403.00	1,894,588	1.8
B1YMYT902	Hiwin Technologies Corp.	9,693,067.00	6,798,905.00	942,750	1.8
651795908	Natural Beauty Bio-Technology, Ltd.	4,906,910.00	6,704,730.00	47,710,000	1.7
634007900	Kunlun Energy Co., Ltd.	6,300,267.00	6,687,684.00	3,906,000	1.7
619376908	China Resources Land, Ltd.	5,946,869.00	6,636,061.00	3,436,000	1.7
913BMZ902	Ping An Insurance (Group) Company of China, Ltd.	6,811,327.00	6,198,042.00	1,012,355	1.6
34415V109	Focus Media Holding, Ltd.	5,976,531.00	6,023,010.00	250,437	1.5
635415904	Epistar Corp.	7,241,934.00	5,893,039.00	2,903,000	1.5
643648900	Shenzhen International Holdings, Ltd.	5,291,812.00	5,751,892.00	85,795,000	1.5
626073902	Delta Electronics Inc.	4,550,608.00	5,499,983.00	1,615,000	1.4
671815900	Qingling Motors Co., Ltd.	7,603,281.00	5,379,431.00	24,836,000	1.4
959GRNII9	Taiwan Life Insurance Co., Ltd.	6,178,274.00	5,303,329.00	200,000,000	1.4
17313A533	Gree Electric Appliances, Inc.	5,451,623.00	4,999,977.00	1,549,900	1.3
600245005	ASM Pacific Technology, Ltd.	5,467,670.00	4,606,694.00	410,700	1.2
620267906	Advantech Co., Ltd.	4,104,779.00	4,458,482.00	1,284,000	1.1
B1JNK8908	China Coal Energy Co., Ltd.	6,860,736.00	4,404,059.00	5,296,000	1.1
644806002	Hutchison Whampoa, Ltd.	4,088,916.00	3,983,162.00	453,000	1.0
643055908	Golden Meditech Co., Ltd.	4,555,715.00	3,885,151.00	35,040,000	1.0
604364901	Yantai Changyu Pioneer Wine Co., Ltd.	5,808,831.00	3,817,153.00	688,855	1.0
B633D9904	Zhongsheng Group Holdings, Ltd.	3,466,065.00	3,346,248.00	2,662,000	0.9
665157905	Comba Telecom Systems Holdings, Ltd.	7,565,579.00	2,825,703.00	10,958,500	0.7
B05LP6908	CDW Holding, Ltd.	1,052,507.00	2,668,035.00	35,799,000	0.7
B4PTR3906	Fook Woo Group Holdings, Ltd.	7,974,083.00	2,235,614.00	25,314,000	0.6
631349909	Chaoda Modern Agriculture (Holdings), Ltd.	9,287,936.00	0.00	26,651,357	0.0
16899C939	China Silicon Corp. Common Stock	1,458,811.00	0.00	2,301,863	0.0
169999935	China Silicon Corp., Series A Preferred	5,171,016.00	0.00	27,418	0.0
B04W2V905	FU JI Food & Catering Services	4,246,696.00	0.00	5,462,000	0.0

Source : State Street Bank and Trust Company as at August 31, 2012

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The China Fund, Inc. (CHN)

The information contained herein has been obtained from sources believed to be reliable but RCM and its affiliates do not warrant the information to be accurate, complete or reliable. The opinions expressed herein are subject to change at any time and without notice. Past performance is not indicative of future results. This material is not intended as an offer or solicitation for the purchase or sale of any financial instrument. Investors should consider the investment objectives, risks, charges and expenses of any mutual fund carefully before investing. This and other information is contained in the fund’s annual and semiannual reports, proxy statement and other fund information, which may be obtained by contacting your financial advisor or visiting the fund’s website at www.chinafundinc.com. This information is unaudited and is intended for informational purposes only. It is presented only to provide information on investment strategies and opportunities. The Fund seeks to achieve its objective through investment in the equity securities of companies and other entities with significant assets, investments, production activities, trading or other business interests in China or which derive a significant part of their revenue from China. Investing in non-U.S. securities entails additional risks, including political and economic risk and the risk of currency fluctuations, as well as lower liquidity. These risks, which can result in greater price volatility, will generally be enhanced in less diversified funds that concentrate investments in a particular geographic region. The Fund is a closed-end exchange traded management investment company. This material is presented only to provide information and is not intended for trading purposes. Closed-end funds, unlike open-end funds, are not continuously offered. After the initial public offering, shares are sold on the open market through a stock exchange, where shares may trade at a premium or a discount. Holdings are subject to change daily.